UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 14, 2025 (February 27, 2025)

ASTRANA HEALTH, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37392	95-4472349
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1668 S. Garfield Avenue, 2nd Floor, Alhambra, California 91801

(Address of Principal Executive Offices) (Zip Code)

(626) 282-0288

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ASTH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On February 27, 2025, Astrana Health, Inc. (the “Company”) issued a press release setting forth the Company’s preliminary financial results for the three and twelve months ended December 31, 2024, which was furnished on a Form 8-K filed on that date (the “Original 8-K”). This Form 8-K/A is filed to provide certain updates to the information reported in the Original 8-K.

Item 2.02	Results of Operations and Financial Condition.

On February 27, 2025, the Company issued a press release setting forth the Company’s preliminary financial results for the consolidated balance sheet as of December 31, 2024 and consolidated statements of income for the three and twelve months ended December 31, 2024. Subsequent to that date, in connection with the Company’s financial reporting and close procedures, the Company made certain revisions in the consolidated balance sheet as of December 31, 2024 which primarily relate to the Company’s acquisition of certain entities in the fourth quarter of 2024. The revisions include the following impacts on the Company’s consolidated balance sheet compared to those reported in the Company’s preliminary fiscal year 2024 results.

For Year Ended December 31, 2024:

•	Receivables, net decreased by $1.0 million as reported, from $226.7 million to $225.7 million.
•	Other receivables increased by $25.8 million as reported, from $3.7 million to $29.5 million.
•	Intangible assets, net decreased by $8.0 million as reported, from $126.2 million to $118.2 million.
•	Goodwill decreased by $18.4 million as reported, from $437.7 million to $419.3 million.
•	Accounts payable and accrued expenses decreased by $8.5 million as reported, from $114.6 million to $106.1 million.
•	Other liabilities increased by $7.0 million as reported, from $19.3 million to $26.3 million.
•	Footnote 1 to the Consolidated Balance Sheets was revised to update the assets and liabilities of the Company’s consolidated variable interest entities (VIEs).

All revisions are reflected in the corrected preliminary consolidated balance sheet and supplemental data for the fiscal year ended December 31, 2024, copies of which are furnished with this Current Report on Form 8-K/A as Exhibit 99.1 and Exhibit 99.2, respectively, and incorporated herein by reference. The revisions are also reflected in the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was filed on the date hereof.

These revisions to the Company’s results have no impact for the three and twelve months ended December 31, 2024 consolidated statements of income and the Company’s full-year 2025 guidance issued on February 27, 2025.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 2.02, including Exhibit 99.1 and Exhibit 99.2 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Corrected Preliminary Consolidated Balance Sheet of Astrana Health, Inc.
99.2	Corrected Supplemental Data of Astrana Health, Inc., dated March 14, 2025.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

Forward Looking Statements

This Current Report on Form 8-K/A contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These statements include words such as “forecast,” “guidance,” “projects,” “estimates,” “anticipates,” “believes,” “expects,” “intends,” “may,” “plans,” “seeks,” “should,” or “will,” or the negative of these words or similar words. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in each such statement. A number of important factors could cause actual results to differ materially from those included within or contemplated by the forward-looking statements, including the factors described in the Company’s filings with the Securities and Exchange Commission, including the Company’s last Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q. The Company does not undertake any responsibility to update any of these factors or to announce publicly any revisions to any of the forward-looking statements contained in this or any other document, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTRANA HEALTH, INC.

Date: March 14, 2025	By:	/s/ Brandon K. Sim
	Name:	Brandon K. Sim
	Title:	Chief Executive Officer and President